Exhibit 10.2

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (the “Agreement”) is entered into as of May 14, 2012, by and among CryoLife, Inc., a Florida corporation (“CryoLife”), AuraZyme Pharmaceuticals, Inc., a Florida corporation (“AuraZyme”), CryoLife International, Inc., a Florida corporation (“International”), Cardiogenesis Corporation, a Florida corporation (“Cardiogenesis”) (CryoLife, AuraZyme, International and Cardiogenesis are sometimes referred to herein together as the “Borrowers” and individually as a “Borrower”), CryoLife, as Borrower Representative, the other Credit Parties party hereto, General Electric Capital Corporation, a Delaware corporation (the “Agent”), as administrative agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and L/C Issuer, and such Lenders.

RECITALS

A.        The Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 28, 2011 (as amended, supplemented, revised, restated, replaced or otherwise modified, the “Credit Agreement”). Capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Credit Agreement.

B.        The Borrowers have requested that Lenders waive certain requirements under the Credit Agreement and consent to certain actions by the Borrowers under the Credit Agreement, and Lenders have agreed to do so, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A.        WAIVERS AND AMENDMENTS

Subject to the satisfaction of the conditions precedent set forth in Section B below, the Lenders and the Agent hereby

(i)         waive the $15,000,000 aggregate limit for all Acquisitions as set forth in clause (g) of the definition of “Permitted Acquisition” in the Credit Agreement, solely with respect to the Acquisition (the “Hemosphere Acquisition”) of Hemosphere, Inc., a Delaware corporation (“Hemosphere”), provided that the total consideration paid or payable (including without limitation, any deferred payment, but excluding royalties and earn-out payments that are performance based) in respect of the Hemosphere Acquisition does not exceed $20,500,000,

(ii)        waive the requirement for delivery of the certificate of a Responsible Officer of the Borrower Representative required under clause (b)(3) of the definition of “Permitted Acquisition” in the Credit Agreement solely with respect to the Hemosphere Acquisition;

(iii)      agree with the Borrowers that the consideration paid in respect of the Hemosphere Acquisition shall not be included in determining compliance with such $15,000,000 aggregate limit in clause (g) of the definition of “Permitted Acquisition” in the Credit Agreement with respect to future Acquisitions,

(iv)      agree with the Borrowers that the aggregate amount of transaction costs and expenses (including integration costs) associated with potential and completed acquisitions and other Investments (in each case, whether or not successful) that may be added back in the calculation of Adjusted EBITDA pursuant to Exhibit A to Exhibit 4.2(b) of the Credit Agreement (w) for the twelve (12) month period ending June 30, 2012 will be $2,900,000, instead of $2,375,000, (x) for the twelve (12) month period ending September 30, 2012 will be $2,400,000, instead of $1,625,000, (y) for the twelve (12) month period ending December 31, 2012 will be $3,000,000, instead of $1,500,000, and (z) for the twelve (12) month period ending March 31, 2012 will be $3,000,000, instead of $1,500,000,

(v)      agree with the Borrowers that the Pro Forma EBITDA of Hemosphere will be excluded from the calculation of Adjusted EBITDA pursuant to Exhibit A to Exhibit 4.2(b) of the Credit Agreement,

(iv)      waive the requirement that CL Crown, Inc., a Delaware corporation (“CL Crown”), join the Credit Agreement as a Borrower and the Guaranty and Security Agreement as a Grantor as required pursuant to Section 4.13 of the Credit Agreement; provided, that no later than (ten) 10 Business Days after its formation, CL Crown shall either (a) join the Credit Agreement as a Borrower and the Guaranty and Security Agreement as a Grantor, (b) merge with and into Hemosphere, with Hemosphere being the surviving entity, substantially contemporaneously with the joining of Hemosphere to the Credit Agreement as a Borrower and the Guaranty and Security Agreement as a Grantor, or (c) be dissolved, and

(v)      agree that the Borrowers shall not be required to comply with the requirements of Section 4.11 of the Credit Agreement with respect to accounts of Hemosphere held at Silicon Valley Bank until 45 days after the consummation of the Hemosphere Acquisition; provided, that until the Borrowers are in full compliance with Section 4.11 with respect to such accounts, no more than $500,000 in the aggregate may be maintained in such accounts at any time.

By their countersignature to this Agreement, each Borrower and other Credit Party acknowledges and agrees to the foregoing waivers and amendments to the Credit Agreement.

B.        CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Agreement shall not become effective, and the Borrower shall have no rights under this Agreement, until Agent shall have received (a) duly executed signature pages to this Agreement from the Lenders, Borrowers, Agent and each Credit Party, and (b) an amendment fee in the amount of $35,000.

C.        REPRESENTATIONS

Each Credit Party hereby represents and warrants to Lenders, L/C Issuer and Agent that:

1.        The execution, delivery and performance by such Credit Party of this Agreement (a) are within such Credit Party’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person.

2.        This Agreement has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

3.        Both before and after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

D.  OTHER AGREEMENTS

  1.        Continuing Effectiveness of Loan Documents.    As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Agreement such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

  2.        Reaffirmation of Loan Documents.    Each Credit Party consents to the execution and delivery of this Agreement by all parties hereto and the consummation of the transactions described herein, and ratifies and confirms the terms of the Credit Agreement, Guaranty and Security Agreement and each other Loan Document to which such Credit Party is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Credit Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrowers, the Guaranty and Security Agreement (i) is and shall continue to be a primary obligation of such Credit Party, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Credit Party under the Guaranty and Security Agreement.

  3.        Acknowledgment of Perfection of Security Interest.  Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent, the L/C Issuer and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

  4.        Effect of Agreement.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders, the L/C Issuer and Agent. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.

  5.        Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

  6.        No Novation.    This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

  7.        Costs and Expenses.  The Borrowers agree to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

  8.        Counterparts.    This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

  9.        Binding Nature.   This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

  10.      Entire Understanding.  This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[signature pages to follow]

  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS:

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee

Title:	EVP, COO and CFO

AURAZYME PHARMACEUTICALS, INC.

By:	/s/ D. Ashley Lee

Title:	VP, Finance, CFO & Treasurer

CRYOLIFE INTERNATIONAL, INC.

By:	/s/ D. Ashley Lee

Title:	Vice President, CFO & Treasurer

CARDIOGENESIS CORPORATION

By:	/s/ D. Ashley Lee

Title:	EVP, COO, CFO & Treasurer

[Signature Page to Waiver Agreement (Hemosphere Acquisition)]

AGENT, L/C ISSUER AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent, L/C Issuer and sole Lender

By:	/s/ Andrew Moore
Its Duly Authorized Signatory

[Signature Page to Waiver Agreement (Hemosphere Acquisition)]